SCHEDULE
                          Land Registration Reform Act
                   Terms of Agreement Amending Charge Mortgage


WHEREAS:

1. By a Charge/Mortgage of Land registered in the Land
        Registry Office for the
        Registry Division of Toronto on the 201h day of July, 1998 as Instrument
          No. CA551128

          ALDERGREEN ESTATES INC.

          gave a Charge/Mortgage upon the lands described herein in favour of

          GENTERRA CAPITAL CORPORATION

          to secure the payment of the principal sum of Three Hundred and Seventy-Five Thousand ($375,000.00) Dollars with interest as therein set out upon the terms therein mentioned.

2. AND WHEREAS the Chargor and Chargee had entered into a Mortgage Amending
          Agreement registered as Instrument No. CA575925.

3. By Articles of Amendment, notarial copies of which were deposited in the
          General Register as Instrument No. CA654872, GENTERRA CAPITAL CORPORATION changed its name to GENTERRA CAPITAL
          INCORPORATED.

4. By Articles of Amalgamation, notarial copies of which were deposited in the
          General Register as Instrument No. CA654873, GENTERRA CAPITAL INCORPORATED changed its name to GENTERRA INVESTMENT
          CORPORATION.

5. The parties hereto signing as Chargor and Chargee have agreed to further vary certain terms of the said Charge/Mortgage as hereinafter set out.

The said Charge/Mortgage is hereby amended from and including the 261h day of February, 2002, as follows:

a) Box (4) of the Charge/Mortgage of Land is hereby amended to increase the principal amount to a total of One Million, Five Hundred Thousand ($1,500,000.00) Dollars.


In all other respects the parties hereto confirm the terms and conditions contained in the aforesaid Charge/Mortgage.


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PROVIDED that nothing herein contained shall create any merger or alter the rights of the Chargee as against any subsequent encumbrancer or other person interested in the said lands, nor affect the liability of any person not a party hereto who may be liable to pay the said mortgage money or the rights of any such person all of which rights are hereby reserved.


In construing this document, the words "Chargor" and "Chargee" and all personal pronouns shall be read as the number and gender of the party or parties referred to herein requires and all necessary grammatical changes, as the context requires, shall be deemed to be made.
The provisions of this document shall enure to and be binding upon the executors, administrators, successors and assigns of each party and all covenants, liabilities and obligations shall be joint and several.



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